Exhibit 4.2.8.1

                          AMENDMENT NO. 2
       TO AMENDED AND RESTATED RECEIVABLES PURCHASE AND SALE
                             AGREEMENT

     AMENDMENT AGREEMENT, dated as of July 10, 2002, among CL&P RECEIVABLES CORPORATION, a Connecticut corporation (the "Seller"), THE CONNECTICUT LIGHT AND POWER COMPANY, a Connecticut corporation, ("CL&P") as Collection Agent and Originator, CORPORATE ASSET FUNDING COMPANY, INC., a Delaware corporation ("CAFCO"), CITIBANK, N.A. ("Citibank") and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as agent ("Agent").

     Preliminary Statements. (1) The Seller, CL&P, CAFCO, Citibank and CNAI, as Agent, are parties to an Amended and Restated Receivables Purchase and Sale Agreement dated as of September 30, 1997, as amended and restated as of March 30, 2001 and as further amended as of July 11, 2001, (the "Agreement"; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement), pursuant to which the Seller is prepared to sell undivided fractional ownership interests of its Receivables to the Conduit and the Banks; and

     (2) The Seller, CL&P, CAFCO, Citibank and CNAI, as Agent, desire to amend the Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     SECTION 1. Amendments to Agreement. Subject to the condition precedent set forth in Section 2 hereof, Section 1.01 to the Agreement is amended effective as of the date set forth above by deleting the date "July 10, 2002" in line one (1) of the definition of "Commitment Termination Date" and replacing it with the date "July 9, 2003".

     SECTION 2. Condition Precedent. The effectiveness of this Amendment Agreement and the obligations of the Conduit and the Banks to make any Purchase on or after July 10, 2002 is conditioned upon the receipt by the Agent of evidence satisfactory to it that (a) the DPUC and the Securities and Exchange Commission have granted such approvals as may be necessary in connection with the implementation of this Amendment Agreement, or (b) such approvals required in connection herewith as have heretofore been granted remain in full force and effect thus requiring no further approvals.

     SECTION 3. Confirmation of Agreement. Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Agreement to "this Agreement," "hereof" or words of like import shall mean the Agreement as amended by this Amendment Agreement and as hereinafter amended or restated.

     SECTION 4. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     SECTION 5. Execution in Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment Agreement. Delivery of an executed counterpart of a signature page to this Amendment Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

     SECTION 6. Seller's Representations and Warranties. The Seller represents and warrants that this Amendment Agreement has been duly authorized, executed and delivered by the Seller pursuant to its corporate powers and constitutes the legal, valid and binding obligation of the Seller. The Seller also makes each of the representations and warranties contained in Section 4.01 of the Agreement (after giving effect to this Amendment Agreement) as of the date hereof.

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     IN WITNESS WHEREOF, the parties have caused this Amendment Agreement No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         CL&P RECEIVABLES CORPORATION



                         By:  /s/ Randy A. Shoop
                         Name:   Randy A. Shoop
                         Title:  Treasurer


                         THE CONNECTICUT LIGHT AND
                         POWER COMPANY




                         By:  /s/ Randy A. Shoop
                         Name:   Randy A. Shoop
                         Title:  Treasurer

                         CORPORATE ASSET FUNDING COMPANY, INC.

                         By: Citicorp North America, Inc.,
                         as Attorney-in-Fact


                         By:  /s/ Richard C. Simons
                         Name:  Richard C. Simons
                         Title:    Managing Director
                                   Global Securitized Markets
                                   388 Greenwich St. - 19th FL
                                  (212) 816-0778

                         CITIBANK, N.A.



                         By:  /s/ Richard C. Simons
                         Name:  Richard C. Simons
                         Title:    Managing Director
                                   Global Securitized Markets
                                   388 Greenwich St. - 19th FL
                                   (212) 816-0778


                         CITICORP NORTH AMERICA, INC., as Agent



                         By:  /s/ Richard C. Simons
                         Name:  Richard C. Simons
                         Title:    Managing Director
                                   Global Securitized Markets
                                   388 Greenwich St. - 19th FL
                                   (212) 816-0778